Exhibit 99.1

MODEL N ANNOUNCES FOURTH QUARTER AND

FISCAL YEAR 2016 FINANCIAL RESULTS

Redwood City, CA – Model N, Inc., (NYSE: MODN), the leading provider of cloud-based Revenue Management solutions to life science, technology and manufacturing companies, today announced financial results for the fourth quarter and full fiscal year 2016, which ended September 30, 2016.

“Our results for the fourth quarter show continued strength in our recurring SaaS and Maintenance revenue which grew 32% year over year and represented 79% of this quarter’s total revenue,” said Edward Sander, Chief Executive Officer of Model N.

Sander continued, “During the quarter, the challenges we have been facing continued and are expected to impact our growth for the 2017 fiscal year.  However, we believe the steps we have taken to strengthen and grow our sales teams, significantly expand our partnerships in support of our Revvy platform, and drive demand for enterprise cloud-based revenue management will result in improved business trends as we move throughout fiscal year 2017.”

Fourth Quarter 2016 Financial Highlights:

•	Total Revenues: Total revenues were $28.5 million, compared to $25.4 million for the fourth quarter of fiscal 2015.

•

Gross Profit: Gross profit was $14.9 million, compared to $13.8 million for the fourth quarter of fiscal 2015.  Gross margins were 52%, compared to 55% for the fourth quarter of fiscal 2015.  Non-GAAP gross profit was $15.8 million, compared to $14.3 million for the fourth quarter of fiscal 2015.  Non-GAAP gross margins were 55%, compared to 56% for the fourth quarter of fiscal 2015.

•

Loss from operations: GAAP loss from operations was $(7.7) million, compared to a loss from operations of $(4.9) million for the fourth quarter of fiscal 2015.  Non-GAAP loss from operations was $(2.9) million, compared to a Non-GAAP loss from operations of $(1.7) million for the fourth quarter of fiscal 2015.

•

Net loss: GAAP net loss was $(7.8) million, compared to net loss of $(5.0) million for the fourth quarter of fiscal 2015. GAAP diluted net loss per share attributed to common stockholders was $(0.28) based upon weighted average shares outstanding of 27.8 million, as compared to net loss per share of $(0.19) for the fourth quarter of fiscal 2015 based upon weighted average shares outstanding of 26.5 million.

•

Non-GAAP net loss: Non-GAAP net loss was $(3.0) million, as compared to Non-GAAP net loss of $(1.8) million for the fourth quarter of fiscal 2015. Non-GAAP net loss per share was $(0.11) based upon weighted average shares outstanding of 27.8 million, as compared to Non-GAAP net loss per share of $(0.07) for the fourth quarter of fiscal 2015 based upon weighted average shares outstanding of 26.5 million.

•	Adjusted EBITDA: Adjusted EBITDA was $(1.7) million, compared to $(0.7) million for the fourth quarter of fiscal 2015.

Fiscal Year 2016 Financial Highlights:

•	Total Revenues: Total revenues were $107.0 million for fiscal 2016, compared to $93.8 million for fiscal 2015.

•

Gross Profit: Gross profit was $53.3 million for fiscal 2016, compared to $52.2 million for fiscal 2015.  Gross margins were 50%, compared to 56% for fiscal 2015.  Non-GAAP gross profit was $56.4 million, compared to $54.0 million for fiscal 2015.  Non-GAAP gross margins were 53%, compared to 58% in fiscal 2015.

•

Loss from operations: GAAP loss from operations was $(32.7) million, compared to a loss from operations of $(19.1) million for fiscal 2015.  Non-GAAP loss from operations was $(17.3) million, compared to a Non-GAAP loss from operations of $(7.1) million for fiscal 2015.

•

Net loss: GAAP net loss was $(33.1) million, compared to net loss of $(19.6) million for fiscal 2015. GAAP diluted net loss per share attributed to common stockholders was $(1.21) based upon weighted average shares outstanding of 27.4 million, as compared to net loss per share of $(0.76) for fiscal year 2015 based upon weighted average shares outstanding of 26.0 million.

•

Non-GAAP net loss: Non-GAAP net loss was $(17.4) million, as compared to Non-GAAP net loss of $(7.6) million for the fiscal 2015. Non-GAAP net loss per share was $(0.64) based upon weighted average shares outstanding of 27.4 million, as compared to Non-GAAP net loss per share of $(0.30) for  fiscal year 2015 based upon weighted average shares outstanding of 26.0 million.

•	Adjusted EBITDA: Adjusted EBITDA was $(12.6) million, compared to $(3.3) million for fiscal 2015.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance:

As of November 7, 2016, we are providing guidance for the first quarter of fiscal 2017 and the full fiscal year ending September 30, 2017.

First Quarter Fiscal 2017 Guidance:

•	Total revenues are expected to be in the range from $27.2 million to $27.7 million,
•	Non-GAAP loss from operations is expected to be in the range of ($5.0) million to ($4.4) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.18) to ($0.16) based upon weighted average shares outstanding of 27.9 million shares.

Fiscal Year 2017 Guidance:

•	Total revenues are expected to be in the range from $105.0 million to $107.0 million,
•	Non-GAAP loss from operations is expected to be in the range of ($21.0) million to ($20.0) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.73) to ($0.70) based upon weighted average shares outstanding of 28.7 million shares.
•	We expect our ending cash balance at September 30, 2017 to be between $55.0 million and $57.0 million.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2016, which ended September 30, 2016. To access the call, please dial (877) 407-4018 in the U.S. or (201) 689-8471 internationally.  Passcode is 13647613.  A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call, a recording will be available for one year for replay at: http://investor.modeln.com and a telephone replay will be available through 11:59 p.m. ET on November 14, 2016 by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 13647613.

About Model N

Model N is the leader in revenue management solutions. Driving mission critical business processes such as configure, price and quote (CPQ), contract and rebate management, business intelligence, and regulatory compliance, Model N solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in life sciences, technology and manufacturing across more than 120 countries, including Johnson & Johnson, AstraZeneca, Boston Scientific, Novartis, Microchip Technology and Fairchild. For more information, visit www.modeln.com

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal year 2017 revenue and other financial results as well as outlook for fiscal year 2017. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; and (xi) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2016, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, LeapFrogRX compensation charges, acquisition & integration related expenses and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, certain legal expenses and acquisition & integration related expenses as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.  Adjusted EBITDA is defined as net loss, adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, certain legal expenses, acquisition & integration related expenses, interest income and other (income) expenses, net, and provision for income taxes.  Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N
Staci Mortenson, 650-610-4998

investorrelations@modeln.com

Media Contact:

pr@modeln.com

Model N Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of	As of
	September 30,	September 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$66,149	$91,019
Accounts receivable, net	19,925	16,106
Deferred cost of implementation services, current portion	1,630	498
Prepaid expenses	4,845	3,229
Other current assets	283	109
Total current assets	92,832	110,961
Property and equipment, net	6,141	7,553
Goodwill	6,939	1,509
Intangible assets, net	5,684	317
Other assets	1,371	1,630
Total assets	$112,967	$121,970
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,334	$1,597
Accrued employee compensation	8,349	9,047
Accrued liabilities	3,707	3,464
Deferred revenue, current portion	28,854	22,039
Total current liabilities	44,244	36,147
Long-term liabilities:
Deferred revenue, net of current portion	1,924	1,942
Other long-term liabilities	597	819
Total long-term liabilities	2,521	2,761
Total liabilities	46,765	38,908
Stockholders' equity:
Common Stock	4	4
Preferred Stock	—	—
Additional paid-in capital	202,505	186,159
Accumulated other comprehensive loss	(562)	(466)
Accumulated deficit	(135,745)	(102,635)
Total stockholders' equity	66,202	83,062
Total liabilities and stockholders' equity	$112,967	$121,970

Model N Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Fiscal Year Ended September 30,
	2016	2015	2016	2015
Revenues:
License and implementation	$6,075	$8,391	$20,579	$36,172
SaaS and maintenance	22,433	16,990	$86,392	$57,596
Total revenues	28,508	25,381	106,971	93,768
Cost of revenues:
License and implementation	2,437	3,749	12,976	15,555
SaaS and maintenance	11,137	7,786	40,717	26,014
Total cost of revenues	13,574	11,535	53,693	41,569
Gross profit	14,934	13,846	53,278	52,199
Operating expenses:
Research and development	6,057	4,728	23,706	17,906
Sales and marketing	8,265	8,046	32,261	30,300
General and administrative	8,278	5,987	30,051	23,132
Total operating expenses	22,600	18,761	86,018	71,338
Loss from operations	(7,666)	(4,915)	(32,740)	(19,139)
Interest expense, net	(22)	—	(50)	(6)
Other (income) expenses, net	63	(81)	86	(22)
Loss before income taxes	(7,707)	(4,834)	(32,776)	(19,111)
Provision for income taxes	49	121	335	528
Net loss	$(7,756)	$(4,955)	$(33,111)	$(19,639)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.28)	$(0.19)	$(1.21)	$(0.76)
Weighted average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	27,766	26,544	27,379	26,015

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Fiscal year ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(33,111)	$(19,639)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,929	4,076
Stock-based compensation	13,068	10,355
Other non-cash charges	78	227
Changes in assets and liabilities:
Accounts receivable	(2,850)	(925)
Prepaid expenses and other assets	(1,458)	(1,218)
Deferred cost of implementation services	(996)	(518)
Accounts payable	1,494	457
Accrued employee compensation	(677)	(16)
Other accrued and long-term liabilities	253	976
Deferred revenue	5,946	(2,547)
Net cash used in operating activities	(12,324)	(8,772)
Cash flows from investing activities:
Purchases of property and equipment	(2,102)	(2,075)
Acquisition of business	(12,615)	—
Capitalization of software development costs	(1,072)	(2,531)
Net cash used in investing activities	(15,789)	(4,606)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	3,279	3,450
Net cash provided by financing activities	3,279	3,450
Effect of exchange rate changes on cash and cash equivalents	(36)	(59)
Net decrease in cash and cash equivalents	(24,870)	(9,987)
Cash and cash equivalents
Beginning of period	91,019	101,006
End of period	$66,149	$91,019

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Fiscal year ended September 30,
	2016	2015	2016	2015
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(7,756)	$(4,955)	$(33,111)	$(19,639)
Reversal of non-GAAP items:
Stock-based compensation expense	4,281	2,943	13,068	10,355
Depreciation and amortization	1,527	1,080	5,929	4,076
LeapFrogRx compensation charges	—	—	—	91
Acquisition and integration related costs	130	—	867	—
Legal expenses	—	190	305	1,285
Interest income, net	(22)	—	(50)	(6)
Other (income) expenses, net	63	(81)	86	(22)
Provision for income taxes	49	121	335	528
Adjusted EBITDA	$(1,728)	$(702)	$(12,571)	$(3,332)

	Three months ended September 30,		Fiscal year ended September 30,
	2016	2015	2016	2015
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$14,934	$13,846	$53,278	$52,199
Reversal of non-GAAP expenses:
Stock-based compensation (a)	546	420	1,951	1,497
Amortization of intangible assets (b)	255	61	955	244
LeapFrogRx compensation charges (c)	—	—	—	57
Acquisition and integration related expenses (e)	68	—	250	—
Non-GAAP gross profit	$15,803	$14,327	$56,434	$53,997
Percentage of revenue	55%	56%	53%	58%

	Three months ended September 30,		Fiscal year ended September 30,
	2016	2015	2016	2015
Reconciliation from GAAP loss from operations to non-GAAP loss from operations:
GAAP net loss from operations:	$(7,666)	$(4,915)	$(32,740)	$(19,139)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	4,281	2,943	13,068	10,355
Amortization of intangible assets (b)	382	61	1,422	270
LeapFrogRx compensation charges (c)	—	—	—	91
Legal expenses (d)	—	190	305	1,285
Acquisition and integration related expenses (e)	130	—	657	—
Non-GAAP loss from operations	$(2,873)	$(1,721)	$(17,288)	$(7,138)

	Three months ended September 30,		Fiscal year ended September 30,
	2016	2015	2016	2015
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
GAAP net loss:	$(7,756)	$(4,955)	$(33,111)	$(19,639)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	4,281	2,943	13,068	10,355
Amortization of intangible assets (b)	382	61	1,422	270
LeapFrogRx compensation charges (c)	—	—	—	91
Legal expenses (d)	—	190	305	1,285
Acquisition and integration related expenses (e)	130	—	867	—
Non-GAAP net loss attributable to common stockholders	$(2,963)	$(1,761)	$(17,449)	$(7,638)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net loss per share attributable to common stockholders:
Weighted average number of shares used in computing GAAP and non-GAAP diluted net loss per share	27,766	26,544	27,379	26,015
GAAP diluted net loss per share attributable to common stockholders	$(0.28)	$(0.19)	$(1.21)	$(0.76)
Non-GAAP diluted net loss per share attributable to common stockholders	(0.11)	(0.07)	(0.64)	(0.30)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude LeapFrogRx compensation charges, certain legal expenses, Channel Insight acquisition related costs, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a) Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation expenses are excluded from our non-GAAP results because stock-based compensation amounts are difficult to forecast due in part to the volume, timing and terms of restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b) Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(c) In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totaling up-to $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d) Legal expense is for the securities class action lawsuits filed in September 2014 and January 2015. We believe that the exclusion of these legal expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(e) In October 2015, we acquired Channel Insight for a cash consideration of $12.6 million, as part of the acquisition, we incurred certain non-recurring integration costs and purchase price adjustments. We believe that exclusion of these acquisition related adjustments and costs provides for a better comparison of our operation results to prior periods and to our peer companies.